SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

March 20, 2014

Date of Report (Date of Earliest Event Reported)

Medient Studios, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-53835	41-2251802
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1635 Old River Road Bloomingdale, Georgia	31302
(Address of principal executive offices)	(Zip Code)

(818) 634-4801

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On March 20, 2014, the registrant entered into a construction contract with Shore Development and Construction, LLC.  Under this contract, Shore will be providing construction services for the registrant, and the project is expected to be completed in 2018.  The total estimated cost of the project is approximately $700,000,000.

As part of this contract, Shore will be providing a control estimate, which includes a list of drawings and specifications for the project, a list of clarifications and assumptions made by the construction manager in preparation of the control estimate, a statement of the estimated cost of work and fees, the anticipated date of substantial completion, and a statement as to whether or not the duration of the stated date of commencement of the construction phase to the estimated date of substantial completion shall become the contract time.  The construction project will commence upon the registrant’s approval of the control estimate or upon the registrant issuance a notice to proceed.  The registrant will be providing proof of financing and all necessary legal work.

The registrant paid Shore $50,000 in connection with the execution of the contract and will pay Shore an additional $100,000 45 days after the execution of the contract for all preconstruction services.  Once construction has begun, the registrant will be paying for cost of the work, including labor costs, costs of materials and equipment, and miscellaneous costs including insurance premiums, sales taxes, fees and assessments for permits, and royalties and license fees.  The registrant will also pay to Shore a general contractor management fee equal to 10% of the cost of work.  In addition, the registrant will pay for any costs incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property.  The registrant will be making monthly progress payments during the construction phase, consisting of all work invoiced through the end of the month.

Prior to the approval of the Control Estimate, the registrant may terminate this agreement by providing twenty days notice to Shore.  Should this agreement be terminated, Shore will retain the preconstruction fee of $150,000 as well as be compensated for any preconstruction services performed in excess of the $150,000 fee.

Should the registrant terminate the contract after the construction phase has begun, the registrant shall pay compensation to Shore consisting of the cost of work incurred to date, the construction manager’s fee at the date of termination, and subtracting any previous payments made for construction services.

Item 2.03: Creation of a Direct Financial Obligation

On March 20, 2014, the registrant entered into a construction agreement with Shore Development and Construction, LLC, as described above.  The full contract amount is $700,000,000, with an expected completion date of 2018.

Item 9.01: Financial Statements and Exhibits

d) Ex 10: Construction contract between Medient Studios, Inc. and Shore Development and Construction, LLC, signed March 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Medient Studios, Inc.

By:      /s/ Manu Kumaran

Manu Kumaran

Chief Executive Officer

Dated:  April 7, 2014